Exhibit 99.(e)(2)

AMENDMENT TO DISTRIBUTION AGREEMENT

September 28, 2012

Credit Suisse Securities (USA) LLC

One Madison Ave

New York, New York 10010

Dear Ladies and Gentlemen:

This is to confirm that Credit Suisse Securities (USA) LLC shall be the distributor of shares of beneficial interest, par value $.001 per share, issued by each of the Credit Suisse Managed Futures Strategy Fund and the Credit Suisse Strategic Income Fund, each a series of the Credit Suisse Opportunity Funds (the “Opportunity Trust”), and the Credit Suisse Commodity ACCESS Strategy Fund, a series of Credit Suisse Commodity Strategy Funds (the “Commodity Trust”), under terms of the Distribution Agreement between each of the Opportunity Trust and Commodity Trust and Credit Suisse Securities (USA), LLC, dated April 30, 2012.

Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

Very truly yours,

CREDIT SUISSE COMMODITY STRATEGY FUNDS

		By:	/s/Karen Regan
Name: Karen Regan
Title: Secretary

CREDIT SUISSE OPPORTUNITY FUNDS

		By:	/s/Karen Regan
Name: Karen Regan
Title: Secretary

Accepted:

CREDIT SUISSE SECURITIES (USA), LLC

By:	/s/Edward Nadel
Name: Edward Nadel
Title: Director